Exhibit 99.1

Procore Announces Fourth Quarter and Full Year 2022 Financial Results

Fifth Consecutive Quarter of Short Term RPO Year-Over-Year Growth Above 30%

CARPINTERIA, CA – February 16, 2023 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“Our strong fourth quarter performance reflects the power of our platform, our leadership position and our trusted partnership with the construction industry. We look forward to continuing this momentum as we enter 2023,” said Tooey Courtemanche, founder, president and CEO of Procore. “I’m also thrilled to share that CFO, Paul Lyandres, will be transitioning to a newly established role as President of Fintech in early May, at which time, our SVP of Finance, Howard Fu, will be promoted to CFO. These changes reinforce the incredible caliber of leadership we have as we look towards our next phase of efficient growth and continue advancing our vision of improving the lives of everyone in construction.”

“Our year-end results reflect Procore’s consistent performance and strength across multiple facets of the business,” said Paul Lyandres, CFO of Procore. “It has been an honor serving in the role of CFO, and I’m excited for the next chapter of leading the Fintech organization at Procore.”

Fourth Quarter 2022 Financial Highlights:

•	Revenue was $202 million, an increase of 38% year-over-year.
o	Including a $9 million contribution from Levelset.
•	GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•	GAAP operating margin was (37%) and non-GAAP operating margin was (8%).
•	Operating cash inflow for the fourth quarter was $23 million.
•	Free cash inflow for the fourth quarter was $12 million.
•	Total remaining performance obligation (“RPO”) was $798 million, an increase of 32% year-over-year.
o	Short term RPO was approximately 70% of total RPO, representing an increase of 34% year-over-year.

Full Year 2022 Financial Highlights:

•	Revenue was $720 million, an increase of 40% year-over-year.
o	Including a $32 million contribution from Levelset.
•	GAAP gross margin was 79% and non-GAAP gross margin was 84%.
•	GAAP operating margin was (40%) and non-GAAP operating margin was (10%).
•	Operating cash inflow for 2022 was $13 million.
•	Free cash outflow for 2022 was $37 million.

The financial results included in this press release are preliminary and will not be final until Procore files its Annual Report on Form 10-K for the period. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•	Added 402 net new organic customers in the fourth quarter, ending with a total of 14,488 organic customers.
•	Achieved a gross revenue retention rate of 95% for 2022.
•	Ended 2022 with 3,568 full-time employees, an increase of 24% year-over-year.
•	Announced a number of innovations to the Procore platform addressing challenges associated with payments, labor, preconstruction, communication and more.
•	Partnered with Dodge Construction Network to release the 2022 Top Business Issues for Specialty Contractors Report, highlighting key issues impacting specialty contractors.
•	Announced our expansion to Germany.
•	Released inaugural 2022 Environmental, Social and Governance (“ESG”) Report, highlighting the company’s guiding principles, efforts and aspirations related to ESG.
•	Named one of Construction Executive’s 2022 Top Construction Technology Firms.
•	Awarded the TrustRadius 2022 Tech Cares Award.

Leadership Updates:

Today, Procore announced that Paul Lyandres, CFO of Procore, will be assuming a new role at Procore as President of Fintech. In this role, Mr. Lyandres will lead the strategic planning, direction, innovation and overall execution of Procore’s fintech initiatives. Mr. Lyandres will remain CFO until early May 2023, at which time Howard Fu, Procore’s SVP of Finance, will succeed Mr. Lyandres as CFO.

Effective as of February 21, 2023, Sarah Hodges will be joining Procore as Chief Marketing Officer (CMO). As CMO of Procore, Ms. Hodges will be responsible for the development of the strategic marketing plan and execution of all marketing activities globally in support of Procore’s financial and strategic business objectives.

First Quarter and Full Year 2023 Outlook:

Procore is providing the following guidance for the first quarter and full year 2023:

•	First Quarter 2023 Outlook:
o	Revenue is expected to be in the range of $202 million to $204 million, representing year-over-year growth of 27% to 28%.
o	Non-GAAP operating margin is expected to be in the range of (8.5%) to (9.5%).
•	Full Year 2023 Outlook:
o	Revenue is expected to be in the range of $895 million to $900 million, representing year-over-year growth of 24% to 25%.
o	Non-GAAP operating margin is expected to be in the range of (6.5%) to (7.5%).

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call

Procore Technologies, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m., Pacific Time, on Thursday, February 16, 2023. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance, including revenues, expenses, and margins, and our ability to achieve or maintain future profitability, economic, and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, the performance of our corporate investments, our ability to expand internationally, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Net Loss per Share:  Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash expenses, Procore believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to prior year acquisitions that are available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with our prior year acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

About Procore

Procore is a leading global provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore's platform. Procore’s platform connects key project stakeholders to solutions Procore has built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore's App Marketplace has a multitude of partner solutions that integrate seamlessly with Procore’s platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact

Elizabeth Locke

press@procore.com

Investor Contact

Matthew Puljiz

ir@procore.com

Procore Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$202,053	$146,103	$720,203	$514,821
Cost of revenue (1)(2)(3)(4)	40,570	29,767	148,416	98,312
Gross profit	161,483	116,336	571,787	416,509
Operating expenses:
Sales and marketing (1)(2)(3)(4)	118,170	84,285	424,976	308,511
Research and development (1)(2)(3)(4)	75,413	60,671	270,982	237,290
General and administrative (1)(3)(4)	43,102	45,830	166,283	156,635
Total operating expenses	236,685	190,786	862,241	702,436
Loss from operations	(75,202)	(74,450)	(290,454)	(285,927)
Interest income	4,966	74	7,861	175
Interest expense	(499)	(568)	(2,135)	(2,328)
Other (expense) income, net	(692)	37	(1,737)	(843)
Loss before (benefit from) provision for income taxes	(71,427)	(74,907)	(286,465)	(288,923)
(Benefit from) provision for income taxes	(243)	(23,935)	466	(23,758)
Net loss	$(71,184)	$(50,972)	$(286,931)	$(265,165)
Net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(0.38)	$(2.10)	$(2.86)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	138,415,280	132,892,072	136,525,728	92,673,453

(1)	Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$1,914	$1,336	$7,253	$8,094
Sales and marketing	15,046	11,470	53,397	68,755
Research and development	19,352	15,413	63,262	85,040
General and administrative	10,693	13,013	38,974	65,272
Total stock-based compensation expense	$47,005	$41,232	$162,886	$227,161

(2)	Includes amortization of acquired intangible assets as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$5,493	$4,264	$22,428	$7,522
Sales and marketing	3,107	2,251	12,425	3,600
Research and development	854	904	3,528	2,674
Total amortization of acquired intangible assets	$9,454	$7,419	$38,381	$13,796

(3)	Includes employer payroll tax on employee stock transactions as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$60	$57	$308	$457
Sales and marketing	348	495	1,955	2,325
Research and development	286	398	2,474	2,606
General and administrative	171	242	1,202	1,127
Total employer payroll tax on employee stock transactions	$865	$1,192	$5,939	$6,515

(4)	Includes acquisition-related expenses as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$-	$2	$-	$2
Sales and marketing	655	378	1,725	488
Research and development	1,679	906	5,549	1,348
General and administrative	6	4,528	2,128	7,442
Total acquisition-related expenses	$2,340	$5,814	$9,402	$9,280

Procore Technologies, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands)	2022	2021
Assets
Current assets
Cash and cash equivalents	$296,712	$586,108
Marketable securities	285,493	-
Accounts receivable, net	148,683	113,977
Contract cost asset, current	23,600	17,030
Prepaid expenses and other current assets	44,731	35,173
Total current assets	799,219	752,288
Capitalized software development costs, net	58,577	27,062
Property and equipment, net	39,193	36,837
Right of use assets - finance leases	37,026	39,623
Right of use assets - operating leases	41,934	44,052
Contract cost asset, non-current	40,477	25,889
Intangible assets, net	162,953	201,977
Goodwill	539,128	540,922
Other assets	21,903	22,007
Total assets	$1,740,410	$1,690,657
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$14,282	$15,490
Accrued expenses	99,182	65,907
Deferred revenue, current	396,535	301,557
Other current liabilities	21,639	20,750
Total current liabilities	531,638	403,704
Deferred revenue, non-current	5,278	4,024
Finance lease liabilities, non-current	45,578	47,344
Operating lease liabilities, non-current	38,087	41,573
Other liabilities, non-current	3,049	4,723
Total liabilities	623,630	501,368
Stockholders' equity
Common stock	14	13
Additional paid-in capital	2,068,225	1,852,071
Accumulated other comprehensive loss	(2,316)	(583)
Accumulated deficit	(949,143)	(662,212)
Total stockholders' equity	1,116,780	1,189,289
Total liabilities and stockholders' equity	$1,740,410	$1,690,657

Remaining performance obligation:

The remaining performance obligation was $797.5 million as of December 31, 2022, approximately 70% of which is expected to be recognized as revenue within 12 months. The remaining performance obligation was $602.6 million as of December 31, 2021, approximately 70% of which was expected to be recognized as revenue within 12 months.

Procore Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Operating activities
Net loss	$(71,184)	$(50,972)	$(286,931)	$(265,165)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	47,005	41,232	162,886	227,161
Depreciation and amortization	16,586	13,107	63,039	36,376
Accretion of discounts on marketable debt securities, net	(1,359)	-	(2,009)	-
Abandonment of long-lived assets	280	-	1,344	554
Noncash operating lease expense	2,611	1,969	10,170	7,569
Unrealized foreign currency (gain) loss, net	(1,232)	(190)	(351)	685
Deferred income taxes	67	(24,586)	(283)	(24,493)
Provision for credit losses	1,247	532	2,584	129
Decrease (increase) in fair value of strategic investments	519	-	483	(32)
Changes in operating assets and liabilities, net of effect of business combinations
Accounts receivable	(42,196)	(37,970)	(35,817)	(34,184)
Deferred contract cost assets	(9,385)	(3,084)	(21,974)	(10,157)
Prepaid expenses and other assets	4,456	(9,088)	(3,754)	(16,811)
Accounts payable	(1,682)	4,082	459	3,954
Accrued expenses and other liabilities	11,559	9,492	34,623	38,176
Deferred revenue	67,180	53,950	97,029	78,671
Operating lease liabilities	(1,780)	(2,049)	(8,890)	(5,703)
Net cash provided by (used in) operating activities	22,692	(3,575)	12,608	36,730
Investing activities
Purchases of property and equipment	(2,112)	(3,978)	(15,782)	(12,383)
Capitalized software development costs	(8,865)	(5,073)	(33,648)	(15,248)
Purchases of strategic investments	(306)	(850)	(3,959)	(4,300)
Purchases of marketable securities	(76,128)	-	(369,206)	-
Maturities of marketable securities	85,632	-	85,632	-
Originations of materials financing	(6,739)	-	(23,489)	-
Customer repayments of materials financing	6,688	-	18,685	-
Acquisition of businesses, net of cash acquired	-	(489,847)	-	(509,837)
Settlement of post-close working capital adjustments from business combinations	-	-	1,291	-
Net cash used in investing activities	(1,830)	(499,748)	(340,476)	(541,768)
Financing activities
Proceeds from initial public offering	-	-	-	665,129
Proceeds from stock option exercises	3,019	7,773	22,364	43,086
Proceeds from employee stock purchase plan	10,620	9,475	22,133	9,475
Payments of deferred offering costs	-	(34)	(270)	(3,880)
Payments of deferred business acquisition consideration	(3,870)	-	(3,870)	(475)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(375)	(334)	(1,705)	(1,509)
Net cash provided by financing activities	9,394	16,880	38,652	711,826
Net increase (decrease) in cash, cash equivalents and restricted cash	30,256	(486,443)	(289,216)	206,788
Effect of exchange rate changes on cash	1,834	211	(180)	(829)
Cash, cash equivalents and restricted cash, beginning of period	267,726	1,075,444	589,212	383,253
Cash, cash equivalents and restricted cash, end of period	$299,816	$589,212	$299,816	$589,212

Procore Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$202,053	$146,103	$720,203	$514,821
Gross profit	161,483	116,336	571,787	416,509
Stock-based compensation expense	1,914	1,336	7,253	8,094
Amortization of acquired technology intangible assets	5,493	4,264	22,428	7,522
Employer payroll tax on employee stock transactions	60	57	308	457
Acquisition-related expenses	-	2	-	2
Non-GAAP gross profit	$168,950	$121,995	$601,776	$432,584
Gross margin	80%	80%	79%	81%
Non-GAAP gross margin	84%	83%	84%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$202,053	$146,103	$720,203	$514,821
GAAP sales and marketing	118,170	84,285	424,976	308,511
Stock-based compensation expense	(15,046)	(11,470)	(53,397)	(68,755)
Amortization of acquired intangible assets	(3,107)	(2,251)	(12,425)	(3,600)
Employer payroll tax on employee stock transactions	(348)	(495)	(1,955)	(2,325)
Acquisition-related expenses	(655)	(378)	(1,725)	(488)
Non-GAAP sales and marketing	$99,014	$69,691	$355,474	$233,343
GAAP sales and marketing as a percentage of revenue	58%	58%	59%	60%
Non-GAAP sales and marketing as a percentage of revenue	49%	48%	49%	45%

GAAP research and development	75,413	60,671	270,982	237,290
Stock-based compensation expense	(19,352)	(15,413)	(63,262)	(85,040)
Amortization of acquired intangible assets	(854)	(904)	(3,528)	(2,674)
Employer payroll tax on employee stock transactions	(286)	(398)	(2,474)	(2,606)
Acquisition-related expenses	(1,679)	(906)	(5,549)	(1,348)
Non-GAAP research and development	$53,242	$43,050	$196,169	$145,622
GAAP research and development as a percentage of revenue	37%	42%	38%	46%
Non-GAAP research and development as a percentage of revenue	26%	29%	27%	28%

GAAP general and administrative	43,102	45,830	166,283	156,635
Stock-based compensation expense	(10,693)	(13,013)	(38,974)	(65,272)
Employer payroll tax on employee stock transactions	(171)	(242)	(1,202)	(1,127)
Acquisition-related expenses	(6)	(4,528)	(2,128)	(7,442)
Non-GAAP general and administrative	$32,232	$28,047	$123,979	$82,794
GAAP general and administrative as a percentage of revenue	21%	31%	23%	30%
Non-GAAP general and administrative as a percentage of revenue	16%	19%	17%	16%

Reconciliation of loss from operations and operating margin to non-GAAP loss from operations and non-GAAP operating margin:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$202,053	$146,103	$720,203	$514,821
Loss from operations	(75,202)	(74,450)	(290,454)	(285,927)
Stock-based compensation expense	47,005	41,232	162,886	227,161
Amortization of acquired intangible assets	9,454	7,419	38,381	13,796
Employer payroll tax on employee stock transactions	865	1,192	5,939	6,515
Acquisition-related expenses	2,340	5,814	9,402	9,280
Non-GAAP loss from operations	$(15,538)	$(18,793)	$(73,846)	$(29,175)
Operating margin	(37%)	(51%)	(40%)	(56%)
Non-GAAP operating margin	(8%)	(13%)	(10%)	(6%)

Reconciliation of net loss and net loss per share to non-GAAP net loss and non-GAAP net loss per share:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$202,053	$146,103	$720,203	$514,821
Net loss	(71,184)	(50,972)	(286,931)	(265,165)
Stock-based compensation expense	47,005	41,232	162,886	227,161
Amortization of acquired intangible assets	9,454	7,419	38,381	13,796
Employer payroll tax on employee stock transactions	865	1,192	5,939	6,515
Acquisition-related expenses	2,340	5,814	9,402	9,280
Income tax effect of non-GAAP items	-	(24,151)	62	(24,151)
Non-GAAP net loss	$(11,520)	$(19,466)	$(70,261)	$(32,564)

Numerator:
Non-GAAP net loss	$(11,520)	$(19,466)	$(70,261)	$(32,564)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	138,415,280	132,892,072	136,525,728	92,673,453
GAAP net loss per share, basic and diluted	$(0.51)	$(0.38)	$(2.10)	$(2.86)
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.15)	$(0.51)	$(0.35)

Computation of free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)
Net cash provided by (used in) operating activities	$22,692	$(3,575)	$12,608	$36,730
Purchases of property and equipment	(2,112)	(3,978)	(15,782)	(12,383)
Capitalized software development costs	(8,865)	(5,073)	(33,648)	(15,248)
Non-GAAP free cash flow	$11,715	$(12,626)	$(36,822)	$9,099